THIRTEENTH AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

This THIRTEENTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of July 1, 2024, is by and between EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA, an Arizona life insurance company (“EFLOA”), and EQUITABLE NETWORK, LLC, a Delaware limited liability company (“General Agent”).

EFLOA and General Agent hereby modify and amend the General Agent Sales Agreement, dated as of June 6, 2005, between EFLOA and General Agent (as previously amended, the “Sales Agreement”) to amend and restate Schedule 2 of Exhibit A of the Sales Agreement to reflect the compensation associated with the sale and servicing of EQUI-VEST annuities.

1.	Schedule 2 of Exhibit A of the Sales Agreement is hereby deleted in its entirety and replaced with the attached revised Schedule 2 of Exhibit A.

2.	Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA		EQUITABLE NETWORK, LLC

By:		By:
Name:	Robin M. Raju	Name:	Frank Massa
Title:	Chief Financial Officer	Title:	President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 2

EFFECTIVE AS OF July 1, 2024

General Agent Compensation for Individual Qualified and Non-Qualified Annuity Sales and Servicing

1.	Compensation on Retirement Cornerstone and Structured Capital Strategies annuities:

Type of Consideration	Percentage
First Policy Year	8.5%
Renewal Years	8.5%

2.	Compensation on EQUI-VEST annuities:

Type of Consideration	Percentage
First Policy Year	16.0%
Renewal Years	6.0%

3.	Compensation on Investment Edge annuities:

Type of Consideration	Contribution Based Percentage	Annual Asset Based Percentage
First Policy Year	7.0%	0.45%
Renewal Years	7.0%	0.45%

4.	Compensation on all annuity products designated as ADV (Fee-based) annuities, regardless of product name (unless otherwise specified in this Schedule):

Type of Consideration	Percentage
First Policy Year	1.8%
Renewal Years	1.8%

5.	Sales of Structured Capital Strategies and Investment Edge Replacement Policies replacing other Equitable annuities:

Type of Consideration	Contribution Based Percentage	Annual Asset Based Percentage
First Policy Year	2.25% up to Replacement Value; standard compensation, as applicable, on new money	0.45% up to Replacement Value; 0.00% on new money

Renewal Years	2.25% up to Replacement Value (when aggregated with prior contributions); standard compensation, as applicable, on new money	0.45% up to Replacement Value (when aggregated with prior contributions); 0.00% on new money

6.	Sales of Retirement Cornerstone Series E Replacement Policies replacing other Equitable annuities:

Type of Consideration	Annual Asset Based Percentage
First Policy Year	1.0%up to Replacement Value; 0.00% on new money
Renewal Years	1.0%up to Replacement Value (wen aggregated with prior contributions); 0.00% on new money

2